REPLACEMENT
REVOLVING CREDIT NOTE

$1,000,000.00	June 30, 2004 Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned, COMMUNITY BANKSHARES, INC., a Georgia corporation (the “Borrower”), hereby promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation (the “Bank”), at its Principal Office located at 25 Park Place, Atlanta, Georgia, the principal amount of ONE MILLION AND NO/100THS DOLLARS ($1,000,000.00) or so much thereof as may be from time to time disbursed hereunder, in lawful money of the United States and in immediately available funds. This Note is executed and delivered as a renewal of the Revolving Credit under the Loan Agreement hereinafter defined and shall renew, modify and replace that certain Replacement Revolving Credit Note in the maximum principal amount of $1,000,000.00 by and between Borrower and Bank dated May 31, 2003. Upon execution and delivery of this Note by Borrower to Lender, this Note shall evidence Borrower’s obligation to Lender in regard to the Revolving Credit.

Prior to the Revolving Maturity Date, the Borrower may request Advances to be made pursuant to this Note and repay such Advances in accordance with the Amended and Restated Revolving Credit/Term Loan Agreement dated as of July 31, 2000 between Borrower and Bank (as modified, amended, supplemented or restated from time to time, the “Prior Loan Agreement”). Interest shall accrue and be paid upon such Advances in accordance with the Prior Loan Agreement. Accrued but unpaid interest shall be payable on the last day of each consecutive three month period commencing July 31, 2004 and on the Revolving Maturity Date. The entire principal balance shall be due and payable on the Revolving Maturity Date.

Any amount of principal hereof which is not paid when due (giving effect to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum equal at all times to two percent (2%) above the rate which would otherwise be applicable. Any change in the interest rate resulting from a change in the Prime Rate shall be effective at the beginning of the day on which such change in the Prime Rate shall become effective.

If any payment under this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

The Prior Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events. This Note is secured by a Security Agreement referred to in the Prior Loan Agreement, reference to which is hereby made for a description of the collateral provided for under the Security Agreement and the rights of the Borrower and the Bank with respect to such collateral.

 In addition to and not in limitation of the foregoing and the provisions of the Prior Loan Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys’ fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership, or other court proceedings.

This Note renews and replaces the Revolving Credit Note referred to in the Prior Loan Agreement. Reference is hereby made to the Prior Loan Agreement for rights and obligations of payment and prepayment, collateral security, Events of Default and the rights of acceleration of the maturity thereof. Any capitalized terms not otherwise defined herein are used with the meaning given such terms in the Prior Loan Agreement.

TIME IS OF THE ESSENCE UNDER THIS NOTE. This Note has been delivered in Atlanta, Georgia, and shall be governed by and construed under the laws of Georgia.

PRESENTMENT, PROTEST, AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal and delivered by its duly authorized officer as of the date first above written.

COMMUNITY BANKSHARES, INC.

By: /s/ J. Alton Wingate

Title: President and CEO

And: /s/ Harry L. Stephens

Title: EVP and CFP